UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-12441	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 756-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

St. Jude Medical, Inc. (“St. Jude Medical”) today announced that it has successfully completed its acquisition of AGA Medical Holdings, Inc. (“AGA Medical”).

The acquisition of AGA Medical adds to the company’s portfolio a leading position in four new markets — the market for left atrial appendage (LAA) closure, the market for patent foramen ovale (PFO) closure, the market to modify abnormal peripheral vessels with vascular plugs and the market to repair structural heart defects.

The AGA Medical business will become part of the Cardiovascular Division of St. Jude Medical. During the remainder of the fourth quarter of 2010, St. Jude Medical expects $20 million to $25 million in revenue from the AGA Medical business. St. Jude Medical expects the AGA Medical business to grow in double digits in 2011.

Pursuant to the agreement and plan of merger and reorganization (“Merger Agreement”), on November 18, 2010, Asteroid Subsidiary Corporation, an indirect, wholly-owned subsidiary of St. Jude Medical (“Asteroid Subsidiary”), merged with and into AGA Medical pursuant to a short-form merger completed using the procedures available under Delaware law.  50 percent of the AGA Medical shares to be surrendered in the merger were converted into the right receive $20.80 in cash, without interest, and 50 percent of the AGA Medical shares to be surrendered in the merger were converted into the right to receive 0.54 of a share of St. Jude Medical common stock per each share of common stock of AGA Medical.

As a result of the merger, shares of AGA Medical common stock ceased to be traded on the NASDAQ Global Select Market after the close of trading today.

St. Jude Medical also announced today that, following the merger described above, AGA Medical merged with and into Asteroid Holdings, Inc., a wholly-owned subsidiary of St. Jude Medical.  Prior to that merger, St. Jude Medical and AGA Medical received opinions from their respective counsel that the exchange offer, the first merger and this second merger, taken together, will constitute a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Also on November 18, 2010, St. Jude Medical issued a press release announcing the completion of the first and second mergers.  The press release is attached hereto as Exhibit 99.1.

Item 9.01               Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued on November 18, 2010 announcing the consummation of the mergers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: November 18, 2010	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by St. Jude Medical, Inc. on November 18, 2010 announcing the consummation of the mergers.

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